SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    ----------------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                       TELAXIS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

              MASSACHUSETTS                               04-2751645
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

            20 INDUSTRIAL DRIVE EAST, SOUTH DEERFIELD, MA 01373-0109
               (Address of principal executive offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                            NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED     EACH CLASS IS TO BE REGISTERED


         NOT APPLICABLE                              NOT APPLICABLE


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                                (title of class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The information set forth in the Section entitled "Description of Capital Stock" in the Company's Form S-1 Registration Statement filed with the Securities and Exchange Commission (File No. 333-87885), as amended, including any form of the prospectus contained therein, as amended (the "Registration Statement"), is incorporated herein by reference.

ITEM 2.  EXHIBITS.

         The documents listed below are filed as exhibits to this registration statement:

1.       Form of  certificate  representing  ownership  of  Common  Stock of the
         Registrant (incorporated herein by reference to Exhibit 4.1 of Pre-Effective Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission on December 21, 1999).

2. Restated Articles of Organization of the Registrant, as amended (incorporated herein by reference to Exhibit 3.1 of Pre-Effective Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission on December 21, 1999).

3. Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 of Pre-Effective Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on October 15, 1999).

4.       Fourth Amended and Restated Registration Rights Agreement
         (incorporated herein by reference to Exhibit 10.15 of Pre-Effective Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on October 15, 1999).

5. Registration Rights Agreement by and between the Registrant and Boston Federal Savings Bank dated August 20, 1999 (incorporated herein by reference to Exhibit 10.16 of the Registration Statement filed with the Securities and Exchange Commission on September 27, 1999).

6. Registration Rights Agreement by and between the Registrant and Phoenix Leasing Incorporated dated May 19, 1999 (incorporated herein by reference to Exhibit 10.17 of Pre-Effective Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on October 15, 1999).

7. Purchase Agreement by and between the Registrant and Massachusetts Technology Development Corporation dated June 1988 (incorporated herein by reference to Exhibit 10.18 of Pre-Effective Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission on October 15, 1999).

8. First Amendment to the Purchase Agreement by and between the Registrant and Massachusetts Technology Development Corporation dated December 28, 1988 (incorporated herein by reference to Exhibit 10.19 of Pre-Effective Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission on December 21, 1999).

9. Second Amendment to the Purchase Agreement by and between the Registrant and Massachusetts Technology Development Corporation dated June 17, 1999 (incorporated herein by reference to Exhibit 10.20 of Pre-Effective Amendment No. 2 to the Registration Statement filed with the Securities and Exchange Commission on December 21, 1999).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           TELAXIS COMMUNICATIONS CORPORATION



                                        By: /s/ John L. Youngblood
                                           -------------------------------------
                                           John L. Youngblood
                                           President and Chief Executive Officer


Date:  January 20, 2000